Exhibit 99.1


FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
---------------------                           Chief Financial Officer

                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976

               WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER 2004 RESULTS

      North Andover, MA...November 2, 2004. Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the third quarter ended September 26, 2004, reflecting increases in sales and net income of 22% and 54%, respectively, over the third quarter ended September 28, 2003. Sales were $214,843,000, an increase of $39,334,000, or 22%, compared to the third quarter of 2003. Net income was $13,705,000, an increase of $4,800,000, or 54%, compared to the third quarter of 2003. Net income for the third quarters of 2004 and 2003 included losses from discontinued operations of $125,000 and $114,000, respectively.

      Income from continuing operations for the third quarter of 2004 was $13,830,000, or $0.42 per share, an increase of $4,811,000, or 53%, compared to income from continuing operations for the third quarter of 2003 of $9,019,000, or $0.33 per share. Income from continuing operations for the third quarter of 2004 includes costs incurred for our manufacturing restructuring plan of $349,000, or $0.01 per share.

      The nine months ended September 26, 2004 reflected increases in sales and net income of 20% and 64%, respectively, over the nine months ended September 28, 2003. Sales were $618,183,000, an increase of $103,470,000, or 20%, compared to the nine months ended September 28, 2003. Net income for the nine months ended September 26, 2004, was $38,659,000, an increase of $15,038,000, or 64%, compared to the nine months ended September 28, 2003. Net income for the nine months ended September 26, 2004 and September 28, 2003 included losses from discontinued operations of $220,000 and $3,014,000, respectively.

      Income from continuing operations for the nine months ended September 26, 2004 was $38,879,000, or $1.19 per share, an increase of $12,244,000, or 46%, compared to income from continuing operations for the nine months ended September 28, 2003 of $26,635,000, or $0.97 per share. Income from continuing operations for the nine months ended September 26, 2004 and September 28, 2003 included net costs incurred for our manufacturing restructuring plan of $1,417,000, or $0.04 per share, and $640,000, or $0.02 per share, respectively.

      Earnings per share for the third quarter and nine months of 2004 includes an increase of 17% in outstanding shares resulting from the Company's Class A Common Stock Offering in December 2003.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "We are pleased with the third quarter results from all three of our geographic segments, North America, Europe and China. Our overall increase in sales was achieved by internal growth, the contribution from acquired companies, and the change in foreign exchange rates. In comparing quarterly year over year sales, our internal growth rate was 10% and contributed $17,987,000, the acquisitions of McCoy Enterprises, Inc, TEAM Precision Pipework, Ltd, and Flowmatic Systems, Inc. contributed $10,756,000, or 6%, and the change in foreign exchange rates contributed $5,938,000, or 3%, due primarily to the strengthening of the euro versus the U.S. dollar. Additionally, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities-Revised" (FIN 46R) we recorded $4,653,000 of revenue in the third quarter of 2004 as a result of the consolidation of our minority owned subsidiary, Jameco International LLC."

      Mr. O'Keefe continued, "Our North American segment sales for the third quarter of 2004 increased 20% to $145,056,000 compared to $121,001,000 for the third quarter of 2003. This increase in North American sales was due to internal sales growth of $10,462,000, or 9%, the inclusion of $8,358,0000 in sales from the acquisition of McCoy Enterprises, Inc., acquired on May 21, 2004, and Flowmatic Systems, Inc., acquired on January 5, 2004, the inclusion of $4,653,000 in sales resulting from the consolidation of Jameco International LLC, and $582,000 due to favorable foreign exchange rates associated with the strengthening of the Canadian dollar versus the U.S. dollar."

      Mr. O'Keefe continued, "Internal sales growth in the North American wholesale market was 9% over the third quarter of 2003. This increase was led by increased sales of backflow prevention units, as well as, strength in our plumbing and under-floor radiant heating product lines. Our internal sales growth in the North American home improvement retail market was 8% for the third quarter of 2004 over the third quarter of 2003.

      Mr. O'Keefe continued, "We derived 29% of our total sales for the third quarter of 2004 from Europe. European sales increased $12,175,000, or 24%, compared to the third quarter of 2003. This increase includes internal sales growth of $4,421,000, or 9%, the inclusion of $2,398,000 in sales from the acquisition of TEAM Precision Pipework, Ltd., acquired on April 16, 2004, and $5,356,000 due to favorable foreign exchange rates associated with the strengthening of the euro versus the U.S. dollar. The internal sales growth is attributable to market share gains in the European wholesale markets."

      Mr. O'Keefe continued, "We are pleased with the positive operating trends in our Chinese subsidiaries. The plants continue to increase capacity utilization and gain manufacturing efficiencies. These increased manufacturing efficiencies allowed our Chinese operations to generate a profit for the second consecutive quarter. Year-to-date, the operations are also profitable."

      Mr. O'Keefe continued, "In the third quarter of 2004 we recorded a tax benefit of approximately $876,000 for prior years state tax credits. We also recorded in cost of sales a pre-tax charge of approximately $567,000 for accelerated depreciation for both the expected closure of a U.S. manufacturing plant and a reduction in the estimated useful lives of certain manufacturing equipment, both part of our cost reduction program. In this quarter we incurred and recorded pre-tax charges of approximately $1,200,000 for costs to comply with the Sarbanes-Oxley Act ("SOX"). In addition, we expect to record approximately $3,000,000 in the fourth quarter of 2004 for additional costs to comply with SOX".

      On January 5, 2004, the Company acquired substantially all of the assets of Flowmatic Systems, Inc. located in Dunnellon, Florida, for approximately $16,800,000 in cash. Flowmatic designs and distributes high quality reverse osmosis components and filtration equipment. Their product lines include stainless steel and plastic housings, filter cartridges, storage tanks, control valves, as well as complete reverse osmosis systems for residential and commercial applications.

      On April 16, 2004, the Company acquired 90% of the stock of TEAM Precision Pipework, Ltd., located in Ammanford, West Wales, United Kingdom for approximately $17,200,000 subject to final adjustments, if any, as stipulated in the purchase and sale agreement. TEAM custom designs and manufactures manipulated pipe and hose tubing assemblies, which are utilized in the heating ventilation and air conditioning markets. TEAM is a supplier to major original equipment manufacturers of air conditioning systems and several of the major European automotive air conditioning manufacturers.

      On May 21, 2004, the Company acquired 100% of the stock of McCoy Enterprises, Inc., which we subsequently renamed Orion Enterprises, Inc. (Orion), located in Kansas City, Kansas, for approximately $27,800,000 in cash. Orion distributes its products under the brand names of Orion, FloSafe and Laboratory Enterprises. Orion's product lines include a complete line of acid resistant waste products, double containment piping systems, as well as, a line of high purity pipes, fittings and faucets.

      Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2004 on Wednesday, November 3, 2004, at 3:00 p.m. Eastern Time. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until November 3, 2005.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies including recent price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, diversion of management's attention and costs associated with efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002, failure to meet the new requirements under Section 404 of the Sarbanes-Oxley Act of 2002 in a timely manner, identification and disclosure of material weaknesses in our internal controls over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                  Third Quarter Ended                   Nine Months Ended
                                     September 26,      September 28,      September 26,      September 28,
                                         2004               2003              2004                2003
                                     -------------      -------------      ------------       ------------
STATEMENTS OF INCOME

Net sales                             $  214,843        $  175,509          $  618,183         $  514,713

Income from continuing operations     $   13,830        $    9,019          $   38,879         $   26,635
Loss from discontinued operations           (125)             (114)               (220)            (3,014)
                                      ----------        ----------          ----------         ----------
Net income                            $   13,705        $    8,905          $   38,659         $   23,621
                                      ==========        ==========          ==========         ==========

DILUTED EARNINGS PER SHARE

Weighted Average Number of
Common Shares & Equivalents               32,792            27,632              32,673             27,428

Earnings per Share:
     Continuing operations            $     0.42        $     0.33          $     1.19         $     0.97
     Discontinued operations                  --             (0.01)              (0.01)             (0.11)
                                      ----------        ----------          ----------         ----------
     Net income                       $     0.42        $     0.32          $     1.18         $     0.86
                                      ==========        ==========          ==========         ==========

Cash dividends per share              $     0.07        $     0.06          $     0.21         $     0.18

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                   (Unaudited)

                                                                           September 26,   December 31,
ASSETS                                                                        2004            2003
                                                                           ------------    -----------
CURRENT ASSETS:
    Cash and cash equivalents ............................................   $  69,751      $ 149,361
    Trade accounts receivable, less allowance for doubtful accounts of
       $9,132 at September 26, 2004 and $7,772 at December 31, 2003 ......     161,920        136,064
    Inventories, net:
       Raw materials .....................................................      53,915         41,998
       Work in process ...................................................      26,569         24,348
       Finished goods ....................................................     127,747         90,253
                                                                             ---------      ---------
          Total Inventories ..............................................     208,231        156,599
    Prepaid expenses and other assets ....................................      15,856         10,438
    Deferred income taxes ................................................      23,032         23,552
    Assets of discontinued operations ....................................       9,394          4,460
                                                                             ---------      ---------
       Total Current Assets ..............................................     488,184        480,474
                                                                             ---------      ---------
PROPERTY, PLANT AND EQUIPMENT:
    Property, plant and equipment, at cost ...............................     306,589        284,250
    Accumulated depreciation .............................................    (158,713)      (138,539)
                                                                             ---------      ---------
       Property, plant and equipment, net ................................     147,876        145,711
                                                                             ---------      ---------
OTHER ASSETS:
    Goodwill .............................................................     216,531        184,901
    Other ................................................................      49,344         27,557
                                                                             ---------      ---------
TOTAL ASSETS .............................................................   $ 901,935      $ 838,643
                                                                             =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable .....................................................   $  77,551      $  74,068
    Accrued expenses and other liabilities ...............................      60,504         55,252
    Accrued compensation and benefits ....................................      22,516         18,466
    Current portion of long-term debt ....................................       9,433         13,251
    Liabilities of discontinued operations ...............................      22,159         11,302
                                                                             ---------      ---------
       Total Current Liabilities .........................................     192,163        172,339
                                                                             ---------      ---------
LONG-TERM DEBT, NET OF CURRENT PORTION ...................................     187,781        179,061
DEFERRED INCOME TAXES ....................................................      20,786         15,978
OTHER NONCURRENT LIABILITIES .............................................      24,572         25,588
MINORITY INTEREST ........................................................       7,457          9,286
STOCKHOLDERS' EQUITY:
    Preferred Stock, $.10 par value; 5,000,000 shares authorized;
       no shares issued or outstanding ...................................          --             --
    Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
       1 vote per share; issued and outstanding: 25,009,049 shares at
       September 26, 2004 and 24,459,121 shares at December 31, 2003 .....       2,501          2,446
    Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
       10 votes per share; issued and outstanding: 7,343,880 shares at
       September 26, 2004 and 7,605,224 shares at December 31, 2003 ......         734            761
    Additional paid-in capital ...........................................     138,380        132,983
    Deferred compensation ................................................        (716)            --
    Retained earnings ....................................................     318,254        286,396
    Accumulated other comprehensive income ...............................      10,023         13,805
                                                                             ---------      ---------
       Total Stockholders' Equity ........................................     469,176        436,391
                                                                             ---------      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............................   $ 901,935      $ 838,643
                                                                             =========      =========

                WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands, except per share information)
                                  (Unaudited)

                                                                    Third Quarter Ended              Nine Months Ended
                                                               -----------------------------    -----------------------------
                                                               September 26,   September 28,    September 26,   September 28,
                                                                   2004            2003             2004            2003
                                                               --------------  -------------    -------------   -------------
Net sales ...................................................   $    214,843    $    175,509         618,183    $    514,713
Cost of goods sold ..........................................        139,828         116,136         400,964         341,011
                                                                ------------    ------------    ------------    ------------
    GROSS PROFIT ............................................         75,015          59,373         217,219         173,702
Selling, general & administrative expenses ..................         52,235          41,396         150,099         123,361
Restructuring ...............................................             --              --              --             114
                                                                ------------    ------------    ------------    ------------
    OPERATING INCOME ........................................         22,780          17,977          67,120          50,227
                                                                ------------    ------------    ------------    ------------
Other (income) expense:
    Interest income .........................................           (202)           (362)           (721)           (744)
    Interest expense ........................................          2,641           3,659           7,994           8,563
    Minority interest .......................................            371            (410)            877            (448)
    Other ...................................................           (371)             23            (850)           (129)
                                                                ------------    ------------    ------------    ------------
                                                                       2,439           2,910           7,300           7,242
                                                                ------------    ------------    ------------    ------------
     INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ..         20,341          15,067          59,820          42,985
Provision for income taxes ..................................          6,511           6,048          20,941          16,350
                                                                ------------    ------------    ------------    ------------
    INCOME  FROM CONTINUING OPERATIONS ......................         13,830           9,019          38,879          26,635
Loss from discontinued operations, net of taxes .............           (125)           (114)           (220)         (3,014)
                                                                ------------    ------------    ------------    ------------
    NET INCOME ..............................................   $     13,705    $      8,905          38,659    $     23,621
                                                                ============    ============    ============    ============
BASIC EPS Income (loss) per share:
    Continuing operations ...................................   $       0.43    $       0.33            1.21    $       0.98
    Discontinued operations .................................          (0.01)             --           (0.01)          (0.11)
                                                                ------------    ------------    ------------    ------------
    NET INCOME ..............................................   $       0.42    $       0.33            1.20    $       0.87
                                                                ============    ============    ============    ============
Weighted average number of shares ...........................         32,320          27,306          32,242          27,196
                                                                ============    ============    ============    ============
DILUTED EPS Income (loss) per share:
    Continuing operations ...................................   $       0.42    $       0.33            1.19    $       0.97
    Discontinued operations .................................             --           (0.01)          (0.01)          (0.11)
                                                                ------------    ------------    ------------    ------------
    NET INCOME ..............................................   $       0.42    $       0.32            1.18    $       0.86
                                                                ============    ============    ============    ============
Weighted average number of shares ...........................         32,792          27,632          32,673          27,428
                                                                ============    ============    ============    ============
     Dividends per share ....................................   $       0.07    $       0.06            0.21    $       0.18
                                                                ============    ============    ============    ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (Amounts in thousands)
                                   (Unaudited)

     Net Sales

                          Third Quarter Ended               Nine Months Ended
                      -----------------------------    -----------------------------
                      September 26,   September 28,    September 26,   September 28,
                          2004            2003             2004            2003
                      -------------   -------------    -------------   -------------

North America               145,056         121,001          415,198         352,118
Europe                       62,386          50,211          183,400         149,109
China                         7,401           4,297           19,585          13,486
                      -------------   -------------    -------------   -------------
Total                       214,843         175,509          618,183         514,713
                      =============   =============    =============   =============

  Operating Income

                          Third Quarter Ended               Nine Months Ended
                      -----------------------------    -----------------------------
                      September 26,   September 28,    September 26,   September 28,
                          2004            2003             2004            2003
                      -------------   -------------    -------------   -------------

North America                19,775          18,735           58,451          50,704
Europe                        8,023           6,453           23,460          15,623
China                         1,277          (1,730)           1,276          (2,854)
Corporate                    (6,295)         (5,481)         (16,067)        (13,246)
                      -------------   -------------    -------------   -------------
Total                        22,780          17,977           67,120          50,227
                      =============   =============    =============   =============